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                                                                   Exhibit 10.16

                               SEVERANCE AGREEMENT

     This Severance Agreement (the "Agreement") is made this 25 day of October, 2004 by and between TLC Vision Corporation (the "Corporation"), a corporation organized under the laws of the Province of New Brunswick and Elias Vamvakas (the "Executive"), an individual and resident of the Province of Ontario.

     Whereas, pursuant to an Employment Agreement (the "Employment Agreement") dated January 1, 1996 (as amended August 14, 1998; January 1, 2001; January 21, 2002 and May 13, 2002) Executive has been employed by the Corporation as its Chief Executive Officer; and

     Whereas, the Corporation and the Executive deem it to be in their mutual interest for the Executive to relinquish his role as Chief Executive Officer of the Corporation in order to assume the position of Chief Executive Officer of OccuLogix Inc., an affiliate of the Corporation, subject to the terms of this Agreement.

     Now therefore, the parties hereby agree as follows:

1. RESIGNATION OF EXECUTIVE. Executive hereby resigns as Chief Executive Officer of the Corporation, effective August 13, 2004. Executive shall receive his regular compensation through August 31, 2004 and shall be entitled to his bonus as set forth in the Employment Agreement, as amended, which shall be prorated for the months of January through August 2004.

2. TERMINATION OF EMPLOYMENT AGREEMENT. The Employment Agreement, as amended, is hereby terminated as of August 13, 2004 with the exception that Executive shall continue to be bound by the provisions of Sections 11,12,13,14 and 15 of the Employment Agreement.

3. CONTINUED SERVICE AS CHAIRMAN OF THE BOARD. Executive shall, subject to the continued approval of the Board of Directors, continue to serve as Chairman of the Board of the Corporation.

4. COMPENSATION AS CHAIRMAN. For his service as Chairman of the Board, Executive shall be compensated US$100,000 per annum, subject to any applicable taxes and withholdings.

5. GUARANTEE OF SEVERANCE. The Corporation and OccuLogix shall enter into an agreement to guarantee a severance benefit to Executive as follows:

     a. In the event Executive's employment with OccuLogix is terminated without just cause at any time prior to August 31, 2006 and OccuLogix is unable to provide Executive with a severance benefit at least equal to that which Executive would have received pursuant to Section 10(c) of the Employment Agreement, the Corporation shall guarantee payment of Executive's entire severance.

     b. In the event Executive's employment with OccuLogix is terminated without just cause at any time between September 1, 2006 and August 31, 2008 and OccuLogix is unable to provide Executive with a severance benefit at least equal to that which Executive would have received pursuant to Section 10(c) of the Employment Agreement, the Corporation shall guarantee payment of a pro-rata portion of Executive's severance declining ratably on a monthly basis between September 1, 2006 and August 31, 2008.

6. HEADINGS. The inclusion of headings in this Agreement is for convenience of reference only and is not to affect the construction or interpretation hereof.

7. INVALIDITY OF PROVISIONS. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, written or oral, with respect to the Executive's employment by the Corporation and any rights which the Executive may have by reason of any such prior agreement or by reason of the Executive's prior employment by the Corporation. There are no warranties, representations or


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     agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representations, opinion, advice or assertion of fact made by the Corporation or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

9. WAIVER, AMENDMENT. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

11. COUNTERPARTS. This Agreement may be signed in counterparts. Each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument. Executed counterparts may be delivered by telecopier.

     In witness whereof, the parties hereto have executed this Severance Agreement as of the 25 day of October, 2004.


                                        /s/ Elias Vamvakas
                                        ----------------------------------------
                                        Elias Vamvakas


                                        /s/ Robert May
                                        ----------------------------------------
                                        Robert May,
                                        General Counsel


                                        /s/ Tina Moroney
                                        ----------------------------------------
                                        Tina Moroney,
                                        Witness


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